Exhibit 10.13

THIS COLLECTION SERVICES AGREEMENT ("Agreement") is made on 11-08-2021

BETWEEN

(1)	ATX Distribution Sdn Bhd (Company Registration No.: 201401028287 (1104373- X)), a company incorporated in Malaysia and having its business address at Unit 1502, Level 15, Uptown 1, No.1, Jalan SS 21/58, Damansara Utama, 47400 Petaling Jaya, Selangor ("Payhub") ; and

AND

(2)	GEM REWARD SDN BHD (Company Registration No: 1234159-A) a company incorporated in Malaysia and having its business address at No. 45, Jalan USJ 21/10, USJ 21, 47630 Subang Jaya, Selangor("Sub Agent ")

(hereinafter collectively, the "Parties" and each a "Party")

WHEREAS

(A)	The Parties do hereby agree to co-operate in the manner and for the purpose as described herein and in accordance with the terms and conditions under this Agreement for and in consideration of the mutual promises and benefits to be derived by the Parties.

IT IS HEREBY AGREED BETWEEN THE PARTIES as follows: -

GENERAL

1.2	Definitions

" Agreement"	means this Collection Services Agreement and the Schedules attached hereto;
"Channel(s) "	means any approved Sub Agent collection channel (as determined by Payhub from time to time) available to the Customers for placing an Instruction to the Sub Agent to settle the Customers' Bills. Any payment modes or acceptance which differs from the approved payment modes shall only be added by Payhub as it deem necessary and nothing in this Agreement shall compel Payhub to provide for any other payment acceptance method besides the approved collection channel stipulated herein;
"Collection Services"	means the list of services as per Schedule 1 made available by Payhub to Sub Agent and by the Sub Agent to the Customers for the collection of Payment Sums through various Channels and the r emission of such Payment Sums from the Customers by the Sub Agent to Payhub;

"Credit Wallet"	means the credit wallet assigned to Sub Agent by Payhub for the purpose of managing settlements and transaction fee between Payhub and Sub Agent;
"Customer(s)"	means customers, who have accepted the terms and conditions of the Sub Agent Agreement; and/or any members of the public who pays to the Sub Agent via approved Channels provided by the Sub Aqent;
"Day"	means a day when the Sub agent and its Channels are open for business and collections are accepted;
"Effective Date"	means the date of this agreement;
"Instruction"	means any instruction(s) given by the Customer to Sub Agent through the Channel(s) to collect and remit payment through the Payhub;
"Transaction Fee"	means the fees payable by Payhub to the Sub Agent.

2	TERM

2.1	This Agreement shall commence on the Effective Date and shall continue in full force and effect unless terminated by either Party in accordance with the provisions of Section 7 herein ("Term").

3	SETTLEMENT TERMS AND TRANSACTION FEE

3.1	Sub Agent shall make an advance payment for the provision of Collection in the following manner :-

(a)	Orders by Sub Agent shall be effected by way of an issuance of a formal purchase order issued by Sub Agent to Payhub.

(b)	Simultaneously with the issuance of the formal purchase order, Sub Agent shall pre-pay Payhub for the Collection Services so ordered in the manner provided in Clause 3.1.

(c)	upon acceptance of the purchase order from Sub Agent and upon clearance of payment, Payhub shall allocate the credits for the Collection Services into Sub Agent's Credit Wallet within the same Business Day if the payment is received before 5.30pm or the next Business Day for payments received after 5.30pm.

3.2	Sub Agent shall pay Payhub in the following manner:

(a)	in cash; or

(b)	by direct transfer of funds into Payhub's bank account provided in Schedule 2

3.3	Sub Agent shall be entitled to a Transaction Fee calculated in the manner stated in Schedule 1 attached hereto or as may be agreed by both Parties from time to time.

3.4	Payhub shall remit the Transaction Fee to Sub Agent for each transaction via Sub Agent's Credit Wallet account in Payhub.

3.5	All payments made pursuant to this Agreement shall be in Ringgit Malaysia.

3.6	The Party who initiates the transfer of funds shall be solely responsible for bank charges (if any) imposed by banks through which the transferring Party initiates the transfer of such fund.

4	PROMOTION AND MARKETING

4.1	Sub Agent shall obtain the written consent of Payhub before the inclusion or withdrawal of name and marks in its promotional and advertising materials related to the Collection Services.

4.2	Each Party shall bear its own costs for promotion and marketing of the Collection Services including hosting of any events in respect of the Collection Services.

4.3	Upon termination of this Agreement, the Parties shall cease all use of the other Party's name, mark and/or logo in any document, promotional and/or advertising materials and any cost related or incidental to the same shall be borne by the respective Parties.

5	WARRANTY

5.1	The Sub Agent warrants and represents that:

(a)	it has the full power and authority to enter into this Agreement;

(b)	that this Agreement constitutes the legal and binding obligations of the Sub-Agent;

(c)	in the event of any complaints from the Customer(s) in relation to Payments or any other related complaints pertaining to the service contemplated under this Agreement, Sub Agent shall direct all inquiries and complaints to Payhub;

(d)	it undertakes to be bound by the rules and regulations as issued by the governing body/ authority in the provision of the Collection Services to the Customers;

(e)	it shall not hold Payhub responsible or liable for any threatening, defamatory, obscene, offensive or illegal content or conduct of any Party or any infringement of another's rights, including intellectual property rights in relation to the Collection Services; and

(f)	it shall comply with the provisions of the Personal Data Protection Act 2010.

5.2	Payhub warrants and represents that:

(a)	they have full power and authority to enter into this Agreement;

(b)	that this Agreement constitutes the legal and binding obligations of Payhub;

(c)	they shall pay to Sub Agent the Transaction Fee for the provision of Collection Services by Sub Agent in accordance with the provisions of this Agreement.

(d)	they will maintain the proofs/records for each transaction to justify its authenticity after the completion of the Transaction

(e)	Upon confirmation by TNG that the TNG PIN is found invalid and/or used before being sold to Sub Agent, in such cases, date and time is of essence, Payhub shall replace the PIN for Sub Agent within three (3) working days from the date of confirmation by TNG.

6	LIABILITY

6.1	Neither Party shall have any responsibility to the other Party under this Agreement for any consequential or indirect loss, or loss of revenue, profits, business or customs, any punitive special or exemplary damages or any loss of use, anticipated savings, goodwill, reputation or business contracts, or any other form of pure economic loss.

6.2	The Sub Agent shall be liable for any indirect, consequential or special damages or any damages resulting from loss of use of data or whether in an action of contract, negligence or other tortuous action, arising out or in connection with any inaccuracies in the Collection Services performed via the Sub Agent Channel(s).

7	TERMINATION

7.1	Either Party shall have the right to terminate this Agreement immediately in the event either Party:

(i)	commits any material breach of any of its obligations under this Agreement and fails to take appropriate steps to remedy such breach (if capable of remedy) within thirty (30) days after being given notice so to do by the other Party;

or

(ii)	goes into liquidation, whether compulsory or voluntary (except for a bona fide reconstruction or amalgamation with the consent of the other Party, such consent shall not be unreasonably withheld);

or

(iii)	has an administrator or receiver or manager appointed over any part of the assets or undertaking of the Party;

7.2	Notwithstanding the provisions in Section 7.1 above, either Party may at its absolute discretion and without assigning any reason to suspend or terminate the Collection Services or any part thereof by giving the other Party three (3) days prior written notice to that effect.

7.3	Upon termination, cancellation, suspension or withdrawal for any reason, of any of the Collection Services, Payhub shall settle the Instructions received from Sub Agent prior to the date of termination, cancellation, suspension or withdrawal.

8	CONFIDENTIALITY

8.1	Each Party agrees to regard and preserve as confidential, all Confidential Information of the other which has been or maybe obtained from any source in connection with the Agreement. In maintaining confidentiality hereunder, each Party agrees that it shall not make available to any third Party, person, firm or enterprise, reproduce or transmit, or use (directly or indirectly) for its own benefit or the benefit of others, any Confidential Information of the other. Each Party agrees that its own use and/or distribution of the other Party's Confidential Information shall be limited to its own employees to the extent necessary to carry out this Agreement.

8.2	Confidential Information means:

(a)	any document, data or information that is not generally known to the public, including, but not limited to, operations, Customer relationships, Customer profiles or other Customer, vendor or business partner information (including, without limitation, information on spending patterns, volume and behaviour and Customer demographics), internal performance results relating to the past, present, or future business activities of the Party, its parent corporations, subsidiaries and affiliates and the Customers, clients and suppliers of any of them;

(b)	any specific or technical information, financial information, design, process, procedure, formula or improvement that is commercially valuable and not publicly available;

(c)	all confidential or proprietary concepts, documentation, reports, data, specification, customer software, source code, object code, flow charts, databases, inventions, information, know-how and trade secrets, whether or not patented or copyrighted;

8.3	The Parties agree that information will not be considered "Confidential Information" to the extent, but only to the extent, that such information:

(a)	is already known to the receiving Party free of any confidential obligation at the time it is obtained;

(b)	is or become publicly known through no wrongful act of the receiving Party;

(c)	is rightfully received from a third Party without restriction and without breach of this Agreement; or

(d)	is subsequently and independently developed by employees, consultants or agents of the Party without reference or access to the Confidential Information subject to this Agreement.

8.4	Either Party shall, upon the request of the other or upon termination of this Agreement, immediately return all Confidential Information in its possession or control, which is in a physical form or recorded or stored by electronic means or otherwise, including all copies thereof.

(a)	Each Party acknowledges that any breach of its respective confidentiality obligations hereunder can cause serious damage to the other and in addition to the damages, the injured Party shall be entitled to injunctive relief in the event of any such breach.

(b)	For the avoidance of doubt, the general existence of this Agreement shall not be considered as Confidential Information. However, the Parties hereby agree that neither Party shall disclose any information relating to this Agreement to any third Party, firm or enterprise without the other Party's consent.

9	INDEMNITY

9.1	Each Party will indemnify and hold the other Party, its directors, officers and immediate associates harmless from all claims, demands, actions, suits, or proceedings whether or not brought by a Customer, liabilities, losses, expenses (including reasonable solicitors' fees) or damages asserted incurred or suffered by the other Party, its directors, officers and immediate associates arising solely out of its performance of any act or fault or failure to perform any act pursuant to, or contemplated by, the terms of this Agreement or as a result of the illegality or alleged illegality or of any act performed or to be performed by or pursuant to, or contemplated by, the terms of this Agreement.

9.2	Notwithstanding anything in this Agreement, neither party shall be liable for any indirect, incidental or consequential damages, including, without limitation, any loss of profit, data or income, arising out of or in connection with this Agreement.

10	NOTICE

10.1	All notices, requests or other communications hereunder shall be in writing, and shall be delivered to the other Party at its respective address specified on page 1 of this Agreement.

10.2	All notices, requests or other communications will be deemed to have been delivered;

(a)	when delivered, if delivered personally;

(b)	on the third day, if sent by post;

(c)	on the next day following the confirmation of a successful transmission, when sent by facsimile transmission; or

(d)	on the next day after despatch, if sent by courier.

11	ASSIGNMENT

11.1	The rights and obligations under this Agreement shall not be assigned, sublicensed or delegated to third Parties by the Sub Agent unless with prior written notice to Payhub.

12	MERGER, ACQUISITIONS, RECONSTRUCTION OR AMALGAMATION

12.1	The obligations created by this Agreement shall continue to be valid and binding for all intents and purposes notwithstanding any merger, acquisition, reconstruction, and amalgamation or otherwise which may be made in the Sub Agent whether or not resulting in the change of name in the new entity.

13	RELATIONSHIP

13.1	Neither Party shall by virtue of this Agreement be deemed to be a partner or agent of the other nor shall anything herein contained be construed as creating a partnership, joint-venture, joint association or trust, it being agreed that each Party shall be individually responsible only for its own obligations under this Agreement and neither Party shall have authority to pledge the credit of the other. Neither Party is authorized to make any contract, Agreement, warranty or representations or to create any obligations, expressed or implied on behalf of the other Party.

14	SEVERANCE

14.1	Any provision hereof prohibited by or unenforceable under any applicable law shall, to the extent required by such law be severed from this Agreement and rendered ineffective so far as it is possible without modifying the remaining provisions of this Agreement and shall not affect the validity of the provisions so remaining.

15	NON-WAIVER

15.1	No failure or delay on the part of either Party in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right of power preclude any other or further exercise thereof or the exercise of any other right or power herein.

16	SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

16.1	Termination of this Agreement or any Section herein shall not release any Party hereto from any liability which at the time of termination has already accrued to any Party hereto or which may thereafter accrue in respect of any act or omission prior to such termination.

17	FORCE MAJEURE

17.1	Neither Party shall be in default of any provision herein or to be liable for any delay or failure in performance of any obligation under this Agreement if such delay or failure to perform is a direct result of acts of God, civil or military authority, civil disturbance, wars, strikes, transponder failure, lockouts, fires, natural catastrophes or other factors beyond the reasonable control of the Party.

18	GOVERNING LAW

18.1	This Agreement shall be governed by and construed in all respects in accordance with the Laws of Malaysia and both parties submit to the jurisdiction of the Malaysian court in the event of any dispute.

19	VARIATIONS

19.1	It is hereby agreed and declared by the Parties hereto that notwithstanding any of the provisions of this Agreement to the contrary, the provisions and terms of this Agreement may at any time and from time to time be varied or amended by mutual consent of the Parties hereto by means of a mutual exchange of letters and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Agreement shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this Agreement.

20	SCHEDULES AND ADDENDUMS

20.1	The Schedules and Addendums attached to this Agreement shall form an integral part of this Agreement and shall be taken, read and construed as an essential part thereof. In the event of any inconsistencies between the Schedules and the main Agreement, the main Agreement shall prevail.

21	ENTIRE AGREEMENT

21.1	This Agreement constitutes the entire Agreement between the Parties relating to the subject matter hereof and when duly executed by the Parties hereto, supersedes all prior Agreements between the Parties relating to the subject matter hereof and may only be changed by a written instrument signed by the Party against whom enforcement of the change is sought.

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IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day and year first above written.

SIGNED BY	)
)
)
For and on behalf of	)	/s/ Sashi Kumar NL A.Kovindasamy
ATX Distribution Sdn Bhd	)
	)	Name:	Sashi Kumar NL A.Kovindasamy
in the presence of	)	Designation:	Chief Executive Officer

Witnessed by:	/s/ Looi Kok Jye

Name:	Looi Kok Jye

Designation:	General Manager

SIGNED BY	)
)
)
For and on behalf of	)	/s/ Teo Chong Chan
GEM REWARD SDN BHD	)
	)	Name:	Teo Chong Chan
in the presence of	)	Designation:	CEO

Witnessed by:	/s/ Mandy Wong

Name:	Mandy Wong

Designation:	Project Manager

Mobile Reloads	Pin	Altel Prepaid	3.50%
Mobile Reloads	Pin	Celcom Prepaid (Xpax)	3.00%
Mobile Reloads	Pin	Digi Prepaid	2.00%
Mobile Reloads	Pin	Maxis Prepaid (Hotlink)	2.00%
Mobile Reloads	Pin	TuneTalk Prepaid	3.50%
Mobile Reloads	Pin	Umobile Prepaid	4.00%
Mobile Reloads	Pin	Unifi Mobile Prepaid	3.50%
Mobile Reloads	Pin	XOX Prepaid	3.50%
Mobile Reloads	Pin	Yes Prepaid	3.50%
Telecommunication	Postpaid Bills	Digi Bill	0.90%
Telecommunication	Postpaid Bills	Celcom Bill	0.90%
Telecommunication	Postpaid Bills	Maxis Bill	RM0.40
Telecommunication	Postpaid Bills	redONE Postpaid Bill	1.50%
Telecommunication	Postpaid Bills	Umobile Bill	2.50%
Telecommunication	Postpaid Bills	Unifi Mobile Bill	RM0.20
Telecommunication	Postpaid Bills	XOX Postpaid Bill	2.00%
Telecommunication	Postpaid Bills	Yes Postpaid Bill	1.00%
Entertainment	Pin	Njoi Pin	3.50%
Entertainment	Pinless	Njoi Pinless	3.50%
Entertainment	Pin	iflix (10,25)	6.00%
Wallet Top Up	Pinless	CEPat Token	3.50%
Wallet Top Up	Pin	TnGo Pin (e-wallet)	0.10%
Wallet Top Up	Pin	Grab Pin (Driver)	1.75%
Gaming Points	Pin	Gamesberry	5.00%
Gaming Points	Pin	Garena Shell	5.50%
Gaming Points	Pin	Steam Wallet (MY)	3.50%
Gaming Points	Pin	Razer Gold	3.50%
Gaming Points	Pin	PlayStation Plus (MY)	7.50%
Gaming Points	Pin	PSN Prepaid Voucher (MY)	3.50%
Gaming Points	Pin	iTune Gift Card Code (US)	3.50%
Gaming Points	Pin	Google Play Gift Card Code (US)	3.50%
Collection	Loan	Collectius - Aeon Credit Card	1.50%
Collection	Loan	Collectius - Aeon EPP	1.50%
Collection	Loan	KPKT - SPP Untuk Golongan Berpendapatan Rendah **[RM2 Service Fee]**	RM0.50
Collection	Loan	KPKT - SPP Untuk Rakyat Negeri Terengganu **[RM2 Service Fee]**	RM0.50
Collection	Loan	Majlis Amanah Rakyat (MARA)	RM0.40
Collection	Loan	Perbadanan Tabung Pendidikan Tinggi Nasional (PTPTN) **[RM1 Service Fee]**	RM0.30
Collection	Loan	Pinjaman Pelajaran Pulau Pinang **[RM2 Service Fee]**	RM0.60
Digital Will	Pin	Digital Will (RM270)	16.00%
Digital Voucher	Pin	Grab Food (5,10,15,20,30,50,180)	4.00%
Digital Voucher	Pin	Grab Mart (10,20)	4.00%
Digital Voucher	Pin	Lazada (10,20,30,50,100,150,200,300,400)	4.00%
Digital Voucher	Pin	Zalora (20,30,50,100,150)	4.00%
Insurance	Vehicle	Zurich	4.00%
Insurance	Phone	MobiCare - Buy	13.00%
Insurance	Phone	MobiCare - Renewal	10.00%
Charity	Donations	SPCA	3.50%
Charity	Donations	TREES	3.50%
Charity	Donations	Wakaf Pewatim (YAWATIM)	RM0.40

Note : As the product rates are determined by the Service Providers,
Payhub reserves the right to change the rates or product offering without prior notice
All rates are subject to change and applicable taxes (if any). Service Fee imposed by the Biller, on top of the payable amount.